NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT.
INCORPORATED UNDER THE LAWS OF THE STATE OF

DELAWARE

NUMBER
1116

COMMON STOCK

SHARES

30,000,000 AUTHORIZED SHARES
PAR VALUE: $0.0001

OPTI-HARVEST, INC.

This Certifies that

Is The Record Holder Of

Shares of OPTI-HARVEST, INC. *Common Stock*

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

PRESIDENT

CORPORATE SEAL * CORPORATE SEAL * CORPORATE SEAL *
***
OPTI-HARVEST, INC.
DELAWARE
***

CHIEF EXECUTIVE OFFICER

Countersigned & Registered

COLONIAL STOCK TRANSFER
Salt Lake City, Utah

By: ______________________
AUTHORIZED SIGNATURE OF TRANSFER AGENT AND REGISTRAR